Exhibit 23.2


                               Norman T. Reynolds, Esq.
                           Law Offices of Norman T. Reynolds
                                   P.O. Box 131326
                               Houston, Texas 77219-1326
                                 (713) 503-9411



July 12, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Cybertel Communications Corp. - Form S-8

Gentlemen:

     I have acted as counsel to Cybertel Communications Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 6,000,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for Year 2002, as well as the registration of 4,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Stock Retainer Plan for the Year 2002. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                        Very truly yours,


                                                        /s/  Norman T. Reynolds
                                                        Norman T. Reynolds, Esq.